UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2022

Premier Financial Corp.

(Exact name of Registrant as Specified in Its Charter)

Ohio	0-26850	34-1803915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Clinton Street
Defiance, Ohio		43512
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 419 782-5015

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	PFC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)

On April 26, 2022, Premier Financial Corp. (“Premier Financial”) held its 2022 Annual Meeting of Shareholders (the “Annual Meeting”). At the close of business on February 28, 2022, the voting record date, there were 35,816,534 Premier Financial common shares outstanding and entitled to vote. At the Annual Meeting, 29,667,855 shares, or 82.83%, of the outstanding common shares entitled to vote were represented by proxy or in person.

(b)	(i) The following directors were elected at the Annual Meeting for a three-year term to expire at the 2024 Annual Meeting of Shareholders:

	For	Withheld	Broker Non-Votes
Zahid Afzal	21,618,821	2,906,017	5,143,017
Louis M. Altman	23,933,814	591,024	5,143,017
Terri A. Bettinger	23,912,546	612,292	5,143,017
John L. Bookmyer	23,580,996	943,842	5,143,017

Other directors whose terms of office continued after the Annual Meeting:

Marty E. Adams

Lee Burdman

Donald P. Hileman

Jean A. Hubbard

Nikki R. Lanier

Charles D. Niehaus

Mark A. Robison

Richard J. Schiraldi

Gary M. Small

Samuel S. Strausbaugh

(ii)
Premier Financial’s shareholders approved, in a non-binding advisory vote, Premier Financial’s executive compensation as disclosed in the proxy statement for the Annual Meeting, with final voting results as follows:

For	Against	Abstain	Broker Non-Votes
23,560,699	785,030	179,109	5,143,017

(iii)
Premier Financial’s shareholders ratified the appointment of Crowe LLP as Premier Financial’s independent registered public accounting firm for the 2022 fiscal year, with final voting results as follows:

For	Against	Abstain	Broker Non-Votes
29,365,093	211,639	91,123	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PREMIER FINANCIAL CORP.

Date:	April, 28, 2022	By:	/s/ Paul D. Nungester, Jr.
Paul D. Nungester, Jr. Chief Financial Officer